                                                                    EXHIBIT 12.1

                            DEVON ENERGY CORPORATION
               STATEMENTS OF COMPUTATION OF RATIOS OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                             NINE MONTHS       YEARS ENDED DECEMBER 31,
                                                                                ENDED          ------------------------
                                                                          SEPTEMBER 30, 2001      2000         1999
                                                                          ------------------   ----------   ----------
                                                                                  (In Thousands, Except Ratios)
EARNINGS:
        Earnings (loss) before income taxes                                          956,907    1,141,980     (199,378)
        Add fixed charges (see below)                                                108,389      160,517      124,514
                                                                          ------------------   ----------   ----------

        Adjusted earnings (loss)                                                   1,065,296    1,302,497      (74,864)
                                                                          ==================   ==========   ==========

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
        Interest expense                                                             104,825      154,329      109,613
        Distributions on preferred securities of subsidiary trust                         --           --        6,884
        Amortization of costs incurred in connection with
           the offering of the preferred securities of subsidiary trust                   --           --          148
        Estimated interest component of operating lease payments                       3,564        6,188        7,869
                                                                          ------------------   ----------   ----------

        Fixed charges                                                                108,389      160,517      124,514

        Preferred stock requirements, pre-tax                                         11,776       15,702        5,889
                                                                          ------------------   ----------   ----------

        Combined fixed charges and preferred stock dividends                         120,165      176,219      130,403
                                                                          ==================   ==========   ==========

Ratio of earnings to combined fixed charges and preferred
   stock dividends                                                                      8.87         7.39           NA
                                                                          ==================   ==========

Insufficiency of earnings to cover combined fixed charges and
   preferred stock dividends                                                              NA           NA      205,267
                                                                                                            ==========

                                                                                 YEARS ENDED DECEMBER 31,
                                                                          --------------------------------------
                                                                             1998          1997          1996
                                                                          ----------    ----------    ----------
                                                                              (In Thousands, Except Ratios)
EARNINGS:
        Earnings (loss) before income taxes                                 (361,992)     (340,233)      247,689
        Add fixed charges (see below)                                         59,272        55,279        55,916
                                                                          ----------    ----------    ----------

        Adjusted earnings (loss)                                            (302,720)     (284,954)      303,605
                                                                          ==========    ==========    ==========

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
        Interest expense                                                      43,532        41,488        48,762
        Distributions on preferred securities of subsidiary trust              9,717         9,717         4,753
        Amortization of costs incurred in connection with
           the offering of the preferred securities of subsidiary trust          240           269            82
        Estimated interest component of operating lease payments               5,783         3,805         2,319
                                                                          ----------    ----------    ----------

        Fixed charges                                                         59,272        55,279        55,916

        Preferred stock requirements, pre-tax                                     --         5,800        21,800
                                                                          ----------    ----------    ----------

        Combined fixed charges and preferred stock dividends                  59,272        61,079        77,716
                                                                          ==========    ==========    ==========

Ratio of earnings to combined fixed charges and preferred
   stock dividends                                                                NA            NA          3.91
                                                                                                      ==========

Insufficiency of earnings to cover combined fixed charges and
   preferred stock dividends                                                 361,992       346,033            NA
                                                                          ==========    ==========